UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2010

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

2580 North First Street, Suite 460 San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 20, 2010, DSP Group Switzerland AG (the “Swiss Sub”), a wholly-owned subsidiary of DSP Group, Inc. (the “Company”), and Brian Robertson (“Robertson”), the current President of the Company, entered into a termination agreement (the “Termination Agreement”). Pursuant to the Termination Agreement, effective August 20, 2010 (the “Effective Date”), Robertson’s employment with the Swiss Sub will be terminated on January 31, 2011 (the “Termination Date”). As of the Effective Date, Robertson shall resign from his function as the President of the Company. In connection with the termination of employment, Robertson will receive a severance payment of CHF 91,250, less statutory and contractual deductions, which will be paid in one installment together with his last salary payment. Robertson will continue to receive his current monthly salary up to and through the Termination Date. Subject to fulfillment of specified duties prior to the Termination Date, Robertson is eligible to receive an additional bonus of CHF 31,000, which is conditioned on Robertson’s continuation of employment until the Termination Date. In accordance with the agreement relating to Robertson’s previously granted stock option award, such stock options will continue to vest until the Termination Date and the stock options are exercisable within 90 days following the Termination Date. Robertson agreed to specified noncompetition and non-solicitation covenants for a period of 12 months from the Termination Date, as well as confidentiality covenants agreed upon in his original employment agreement. Upon a party’s performance of its obligations under the Termination Agreement, the other party shall have no claim whatsoever against the other party or any of its affiliates and that all claims arising out of or in connection with Robertson’s employment with the Swiss Sub and any of its affiliates are fully settled.

A copy of the Termination Agreement is attached and filed herewith as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement as filed hereto.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1 Termination Agreement by and between DSP Group Switzerland AG and Brian Robertson, effective as of August 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: August 23, 2010	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer and Secretary

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